UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 25, 2008

GENERAL MOTORS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

1-143 (Commission File Number)	DELAWARE (State or other jurisdiction of incorporation)	38-0572515 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

In February 2008, GM entered into a settlement agreement (Settlement Agreement) with the United Auto Workers Union (UAW) and counsel representing the class of GM-UAW retirees regarding postretirement health care coverage. The Settlement Agreement provides that responsibility for providing retiree health care for GM-UAW retirees, their spouses and dependents will permanently shift from GM to a new retiree plan independent of GM (the New Plan) funded by a new independent Voluntary Employee Beneficiary Association trust (New VEBA). On July 31, 2008, the United States District Court for the Eastern District of Michigan (the Court) approved the Settlement Agreement.

Before it could become effective, the Settlement Agreement was subject to the exhaustion of any appeals of the July 31, 2008 Court approval and the completion of discussions between GM and the SEC regarding the accounting treatment for the transactions contemplated by the Settlement Agreement on a basis reasonably satisfactory to GM.

On September 2, 2008, the judgment became final as the period to file appeals related to the Court’s order expired, with no appeals filed. On September 25, 2008, we determined that discussions between us and the SEC regarding the accounting treatment for the transaction contemplated by the Settlement Agreement were completed on a basis reasonably satisfactory to GM. Therefore, the Settlement Agreement is now effective and, under the terms of the Settlement Agreement, on January 1, 2010 (Final Settlement Date) we will terminate GM retiree health care coverage for GM- UAW retirees and the obligation for retiree medical claims incurred on or after such date will be the responsibility of the New Plan and New VEBA.

GM will remeasure its UAW Hourly Medical Plan and Hourly Pension Plan in the quarter ended September 30, 2008. GM expects to record a significant curtailment gain as a result of these remeasurements. GM will continue to recognize expense related to the UAW Hourly Medical Plan pursuant to SFAS 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions,” until the Final Settlement Date. On the Final Settlement Date, GM will record a plan termination, as responsibility for providing postretirement medical benefits to eligible UAW participants shifts from us to the New VEBA. All amounts recorded on GM’s balance sheet related to the UAW Hourly Medical Plan will be eliminated through the income statement except for the liability representing the fair value of the consideration GM is to contribute to the New VEBA after the Final Settlement Date. The amount of gain or loss to be recorded at the Final Settlement Date will be contingent upon a number of factors, including the fair value of the consideration GM is to contribute to the New VEBA after that date, and is not currently estimable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)
Date: October 1, 2008	By:	/s/NICK S. CYPRUS (Nick S. Cyprus Controller and Chief Accounting Officer)